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                                                                  EXHIBIT 99(a)

COMMUNITY                                                   PRESS
BANK                                                        RELEASE

                      COMMUNITY BANK REACTS TO INDICTMENTS

For Immediate Release - October 30, 2003, Blountsville, Alabama

Community Bank has reviewed the U.S. Department of Justice Press Release describing the indictments returned on October 29, 2003 by a federal grand jury in Birmingham that has been investigating alleged improprieties of two of its former officers. A copy of this Press Release is attached.

The Bank's current Chairman and CEO, Pat Frawley, said:

         "The action by the U.S. Attorney is a positive development for our Bank. It is another step towards resolving the issues related to the Bank's prior management that have clouded our organization. We have cooperated fully with the investigations leading up to these indictments and will continue to do so. We respect our judicial process and have full confidence in it. However, our primary mission is to restore the Bank's profitability, maintain adequate capital, overhaul corporate governance processes, generate sound growth, serve our communities, and produce a respectable return for our shareholders. That is what our current Management Team and Board of Directors is singularly focused on and we don't intend to stop until we achieve our goals."

         Frawley continued: "Community Bank represents thousands of customers, employees, and shareholders and it is unfair to continue to taint and burden the many, many loyal and good people that comprise this organization with the allegations and controversies that have plagued the Bank for far too long. I want to personally thank and recognize our loyal and valued customers, our dedicated and highly skilled associates, and our patient but vigilant shareholders. We intend to make all of them proud of our efforts."

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         Former Chairman and CEO, Kennon R. Patterson, Sr. received sufficient votes at our last shareholders' meeting to remain on the Board of Directors of the Bank's parent holding company, Community Bancshares, Inc. However, neither he nor former Vice President, Larry Bishop, who was also indicted, hold any other officer or director positions with the Bank, its subsidiaries, or its parent holding company. Community Bancshares plans to again seek Mr. Patterson's resignation as a result of these indictments and will continue to vigorously pursue recovery of all amounts owed by Mr. Patterson to the Bank.

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         Community Bank, the principal subsidiary of Community Bancshares,
Inc., headquartered in Blountsville, Alabama, had total assets at September 30, 2003 of approximately $537 million and operates 20 banking offices in North and West-Central Alabama, providing competitive financial services to individual and corporate customers. In addition, the Bank operates a consumer finance company with 12 offices, an insurance agency, and a real estate appraisal company.

         Certain statements in this Release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts and may be identified by their reference to a future period or by the use of forward-looking terminology, such as "anticipate," "estimate," "expect," "may" and "should." These forward-looking statements include, without limitation, those relating to the Company's future growth, profitability, capital adequacy, and shareholder value. We caution you not to place undue reliance on these forward-looking statements. Actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, changes in prevailing interest rates and effectiveness of the Company's interest rate strategies, laws, regulations and regulatory authorities affecting financial institutions, changes in and effectiveness of the Company's operating or expansion strategies, geographic concentration of the Company's assets and operations, competition from other financial services companies, unexpected financial results or outcomes of legal proceedings, and other risks detailed from time to time in the Company's press releases and filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date of this Report.

Community Bank - "MAKING A DIFFERENCE, ONE CUSTOMER AT A TIME."